Exhibit 99.2

Consolidated Financial Statements of

GB Key Biscayne Holdings, LLC
and Subsidiaries

As of March 31, 2015 and December 31, 2014
and for the Three Months Ended
March 31, 2015 and 2014

Contents

Page

Consolidated balance sheets	1

Consolidated statements of operations	2

Consolidated statements of members’ deficit	3

Consolidated statements of cash flows	4

Notes to consolidated financial statements	5 - 18

GB Key Biscayne Holdings, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

ASSETS

	(Unaudited) March 31, 2015	December 31, 2014
Current assets:
Cash	$614,346	$1,794,271
Restricted cash	432,237	172,917
Due from MBS	3,837,847	3,354,151
Accounts receivable, net	8,610,574	3,123,819
Accounts receivable - related party	37,374	19,813
Inventories	1,014,853	1,069,411
Prepaid expenses and other assets	284,423	777,856

Total current assets	14,831,654	10,312,238

Property and equipment, net	102,573,837	103,472,347

Restricted cash	2,553,900	1,927,126

Deferred financing costs, net	311,827	347,804

Other assets	854,116	783,576

Total assets	$121,125,334	$116,843,091

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$12,739,796	$11,344,531
Customer deposits	3,427,722	4,252,092
Due to members and affiliates	153,895	130,693
Current maturities of long-term debt	2,418,415	3,200,273

Total current liabilities	18,739,828	18,927,589

Long-term debt	164,365,573	164,365,573

Total long-term liabilities	164,365,573	164,365,573

Members’ deficit	(61,980,067)	(66,450,071)

Total liabilities and members’ deficit	$121,125,334	$116,843,091

The accompanying notes are an integral part of these consolidated financial statements.

GB Key Biscayne Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31,
(Unaudited)

	2015	2014
Operating revenue:
Rooms	$16,362,220	$15,605,729
Food and beverage	11,321,023	8,862,834
Other departmental revenue	2,764,393	2,506,717

Total operating revenue	30,447,636	26,975,280

Departmental expenses:
Rooms	3,296,559	3,055,151
Food and beverage	7,325,519	5,441,024
Other departmental expense	1,642,289	1,689,387

Total departmental expenses	12,264,367	10,185,562

Total departmental income	18,183,269	16,789,718

Operating expenses:
Property operations and maintenance	4,365,310	4,079,602
General and administrative	1,581,852	1,469,249
Sales and marketing	1,242,087	1,231,949
Management fees – RCHC	2,274,723	2,008,368
Asset management fees – related party	287,905	260,213
Depreciation	1,386,767	1,335,714

Total operating expenses	11,138,644	10,385,095

Net operating income	7,044,625	6,404,623

Other expenses:
Interest expense	(2,513,965)	(2,766,390)

Total other expenses	(2,513,965)	(2,766,390)

Net income	$4,530,660	$3,638,233

The accompanying notes are an integral part of these consolidated financial statements.

GB Key Biscayne Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT

For the Three Months Ended March 31, 2015 and 2014
(Unaudited)

Balance at December 31, 2013	$(69,422,132)

Net income	3,638,233

Balance at March 31, 2014	(65,783,899)

Balance at December 31, 2014	(66,450,071)

Distributions	(60,656)

Net income	4,530,660

Balance at March 31, 2015	$(61,980,067)

The accompanying notes are an integral part of these consolidated financial statements.

GB Key Biscayne Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31,
(Unaudited)

	2015	2014
Cash flows from operating activities:
Net income	$4,530,660	$3,638,233
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,386,767	1,335,714
Amortization of deferred financing costs into interest expense	35,977	57,521
Provision for bad debts	(1,784)	986
Changes in assets and liabilities:
Restricted cash - current	(259,320)	(259,320)
Accounts receivable	(5,502,532)	(4,478,710)
Due from MBS	(483,696)	742,396
Inventories	54,558	47,223
Other assets, current	493,433	478,080
Accounts payable and accrued expenses	1,395,265	757,285
Customer deposits	(824,370)	(156,207)
Net cash provided by operating activities	824,958	2,163,201

Cash flows from investing activities:
Change in restricted cash - noncurrent	(626,774)	(337,420)
Additions to property and equipment	(488,257)	(630,955)
Net cash used in investing activities	(1,115,031)	(968,375)

Cash flows from financing activities:
Principal payments on:
Long-term debt, including related party Term Loan B	(842,514)	(1,502,521)
Due to members	23,202	11,258
Costs of equity transactions in other assets	(70,540)	—
Net cash used in financing activities	(889,852)	(1,491,263)

Net decrease in cash	(1,179,925)	(296,437)

Cash, beginning of period	1,794,271	1,376,231

Cash, end of period	$614,346	$1,079,794

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$2,527,264	$3,035,404

Supplemental disclosures of noncash activities:
Conversion of related party receivables to equity distributions (see Note B)	$60,656	$—

The accompanying notes are an integral part of these consolidated financial statements.

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2014 and March 31, 2015
And for the Three Months Ended March 31, 2015 and 2014

NOTE A - ORGANIZATION AND OPERATIONS

Nature of Business

GB Key Biscayne Holdings, LLC (the “Company”) is a Delaware limited liability company whose members are GenKB2, LLC (“GenKB2”), GB Hotel Holdings, LLC (“GB I”), GB Hotel Holdings II, Ltd. (“GB II”) and GB Resort, LLC (“GB Resort”) – (collectively the “Members”). The Company was formed on November 13, 2009 and operates pursuant to an Amended and Restated Limited Liability Agreement dated as of February 11, 2010 (the “Agreement”).

The Company, through its wholly-owned subsidiaries, GB/JT Hotel Partners, L.P. and GB/JT Management, LLC, owns a 302-room hotel (the “Hotel”) operated as The Ritz-Carlton Key Biscayne, which is located in South East Florida. The Ritz-Carlton Key Biscayne also houses 188 condominium units owned by third parties. Condominium owners have the opportunity to rent their units to the Company for use as additional hotel accommodations. Pursuant to an operating agreement (“Operating Agreement), the Hotel is managed by The Ritz-Carlton Hotel Company, L.L.C. (“RCHC”).

Principles of Consolidation

The consolidated financial statements for the three months ended March 31, 2015 and 2014 and as of December 31, 2014 and March 31, 2015 include operations of the Company and its wholly-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

Allocations and Distributions

The Company’s net profits and losses, except as specifically provided for in the Agreement, are generally allocated to the Members in proportion to their respective Sharing Ratios, as defined in the Agreement.

As of March 31, 2015 and December 31, 2014 Members’ Sharing Ratios are as follows:

GB I	25.08%
GB II	24.92%
GB Resort	—%
GenKB2	50.00%

The Agreement also provides for a preferred return for GenKB2. The preferred return (“Preferred Return”) is determined by multiplying a preferred return rate in effect for each year to GenKB2’s Undistributed Initial Capital Amount, as defined. The Preferred Return rates are (i) 12% per annum until the second anniversary of the Agreement, or February 11, 2012, and (ii) LIBOR plus 900 basis points per annum thereafter as set forth in the Agreement. As of March 31, 2015 and December 31, 2014, the Undistributed Preference Amount, which effectively represents GenKB2’s cumulative unpaid Preferred Return, totaled approximately $17,157,540 and $16,141,243 respectively. As the preferred return is not mandatorily redeemable, no liability is recognized.
(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

As of December 31, 2014 and March 31, 2015
And for the Three Months Ended March 31, 2015 and 2014

NOTE A - ORGANIZATION AND OPERATIONS - Continued

Allocations and Distributions - Continued

All distributions made by the Company from Net Cash Flow from Operations, as defined in the Agreement, are to be distributed as follows: i) first 100% to GenKB2, until their Undistributed Preference Amount has been reduced to zero; and ii) thereafter, to the members, pro rata in accordance with their relative Sharing Ratios. All distributions made from Net Cash Flow from Net Capital Transaction Proceeds, as defined, are to be distributed as follows: i) first 100% to GenKB2, until their Undistributed Preference Amount, Undistributed Initial Capital Amount (as defined), and Undistributed Special Amount (as defined), are all reduced to zero; ii) next, an aggregate amount of $575,000 to GB I, to be distributed by GB I as outlined in the Agreement, iii) next, 100% to the Members, pro rata in accordance with their relative Undistributed Capital Amounts, as defined, until each Member’s Undistributed Capital Amount is reduced to zero; and iv) thereafter, pro rata in accordance with the Members’ relative Sharing Ratios.

As of March 31, 2015 and December 31, 2014, GenKB2’s Undistributed Initial Capital Amount was $32,500,000, and their Undistributed Special Amount totaled $5,000,000.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are used when establishing allowances for doubtful accounts, determining useful lives for depreciation, assessing the need for impairment charges and various other items. The Company evaluates these estimates and judgments on an ongoing basis and bases its estimates on historical experience, current conditions and various other assumptions that are believed to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies. Actual results may differ from these estimates under different assumptions or conditions.

Concentrations of Credit Risk

The Company maintains cash balances in financial institutions which may at times exceed the amount covered by the Federal Deposit Insurance Corporation of $250,000 per account. The Company has not experienced any losses and does not believe it is exposed to any significant risk on cash and cash equivalent balances.

(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

As of December 31, 2014 and March 31, 2015
And for the Three Months Ended March 31, 2015 and 2014

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Distributions

The Company made distributions to Members of receivables due from individuals and affiliates with ultimate ownership interest in the Company for charges incurred at the Hotel of approximately $61,000 during the three months ended March 31, 2015.

Cash Equivalents

The Company classifies all short-term, highly liquid investments with original maturities of three months or less as cash equivalents.

Restricted Cash

Restricted cash represents cash to be used for purchases of property and equipment pursuant to the Operating Agreement (see Note H) and cash to be used for property taxes pursuant to the Company’s mortgage loan agreement.

Due From MBS

The Company utilizes Marriott Business Services (“MBS”) to provide services for the Hotel including the management of the Hotel’s accounts receivable and accounts payable functions. The due from MBS balance represents the net amount of accounts receivable collected by MBS and liabilities that MBS has paid on behalf of the Hotel. As amounts are collected, they are paid to the Hotel on a periodic basis.

Accounts Receivable

The majority of the Company’s accounts receivable is due from Hotel guests for room occupancy, groups for events held at the Hotel, and credit card companies. The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the customers’ current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible.

Inventories

Inventories consist of retail merchandise, which is valued at weighted average cost, and food and beverage, which are valued on a first-in, first-out basis. All inventory is stated at the lower of cost or market. Operating stock, which represents items such as china, glass, silverware and linen, is charged to expense as it is purchased.

(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

As of December 31, 2014 and March 31, 2015
And for the Three Months Ended March 31, 2015 and 2014

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Deferred Financing Costs

Costs incurred with obtaining loans are capitalized and amortized over the term of the related loan on a straight-line basis, which approximates the effective interest method. Accumulated amortization was approximately $1,743,000 and $1,707,000 at March 31, 2015 and December 31, 2014, respectively. Amortization of deferred financing costs during the three months ended March 31, 2015 and 2014, was approximately $36,000 and $58,000, respectively. Amortization of deferred financing costs is recorded in interest expense in the accompanying consolidated statements of operations.

Cost of Equity Transactions

Incremental direct costs incurred to raise equity financing through new membership units are accounted for as a reduction of the equity proceeds received. Direct costs incurred before the membership units are issued are recorded in other assets – noncurrent on the accompanying consolidated balance sheets until the units are issued. If consummation of the equity offering is not probable, or the offering is aborted, such costs are expensed. As of March 31, 2015 and December 31, 2014, approximately $854,000 and $784,000 of direct costs were incurred to raise equity financing and are included in other assets – noncurrent on the accompanying consolidated balance sheets.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the following estimated useful lives of the various classes of depreciable assets:

Estimated Life

Land improvements	12½ years
Building	39 years
Building improvements	5 - 15 years
Furniture, fixtures and equipment	5 years

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be recoverable. The Company assesses recoverability of the carrying value of their long-lived assets by estimating their undiscounted future net cash flows. If the future undiscounted cash flows are less than the carrying value of their long-lived assets, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value. For the periods ended March 31, 2015 and 2014, the Company did not record any impairment.
(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

As of December 31, 2014 and March 31, 2015
And for the Three Months Ended March 31, 2015 and 2014

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, and accounts payable and accrued expenses are reflected in the accompanying consolidated balance sheets at cost, which approximates fair value given the short-term nature of these instruments.

Long-Term Debt

Due to a troubled debt restructuring that occurred during 2010 (see Note F), the Company’s mortgage note payable dated July 1, 2007 and amended and restated February 11, 2010 (referred to as the “Note B Mortgage” in Note F) is stated at an amount equal to the total future undiscounted cash flows, including principal and interest payments, to occur over the remaining term of the loan. Accordingly, all future interest payments relating to this loan will be recorded as a reduction to the balance of the loan, and no future interest expense relating to this loan will be recorded.

Other than Note B Mortgage described above, long-term debt is stated at the principal amount outstanding.

Income Taxes

The Company applies the provisions of FASB ASC 740-10, Accounting for Uncertain Tax Positions (“ASC 740-10”). Under these provisions, companies must determine and assess all material positions existing as of the reporting date, including all significant uncertain positions, for all tax years that are open to assessment or challenge under tax statutes. Additionally, those positions that have only timing consequences are analyzed and separated based on ASC 740-10’s recognition and measurement model.

ASC 740-10 provides guidance related to uncertain tax positions for pass-through entities and tax-exempt not-for profit entities. ASC 740-10 also modifies disclosure requirements related to uncertain tax positions for nonpublic entities and provides that all entities are subject to ASC 740-10 even if the only tax position in question is the entity’s status as a pass-through.

As required by the uncertain tax position guidance, the Company recognizes the financial statements benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company applied the uncertain tax position guidance to all tax positions for which the statute of limitations remained open and determined that there are no uncertain tax positions as of March 31, 2015 and December 31, 2014. With few exceptions, the Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for the years before 2010.
(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

As of December 31, 2014 and March 31, 2015
And for the Three Months Ended March 31, 2015 and 2014

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes - Continued

In conformity with the Internal Revenue Code and applicable state and local tax statutes, taxable income or loss of the Company is reported in the tax returns of the members in accordance with the terms of the Agreement. Accordingly, no provision has been made in the accompanying consolidated financial statements for any federal, state or local taxes. The Company’s policy is to record interest and penalties, if any, as a component of general and administrative expenses.

Revenue Recognition

The Company records revenues from room rentals, food and beverage sales, spa sales and retail merchandise sales. Revenues are recorded on an accrual basis as rooms are occupied and services are rendered or goods are provided. Amounts received in advance of guest stays are deferred until services are provided to the customer and are reflected as customer deposits on the accompanying consolidated balance sheets. The cost of complimentaries is charged to the respective department as an operating expense. Sales taxes collected are not included in revenue.

In 2015, the Company changed its accounting policies for certain revenue transactions, including service fees and fees charged by the Company on behalf of vendors, in accordance with the Eleventh Revised Edition of the Uniform System of Accounts for the Lodging Industry. During the three months ended March 31, 2015, the Company recorded service fees in an equal amount in both revenue and expense. During the three months ended March 31, 2014, these fees were only reflected in the consolidated balance sheet as a liability and not in the consolidated statement of operations. In addition, in 2015 certain fees charged by the Company to customers on behalf of vendors where it was determined that the Company was an agent in the transaction were recorded on a net basis in revenue. During the three months ended March 31, 2014, these fees were recorded on a gross basis in revenue and departmental expenses. If these changes were applied to the 2014 consolidated statement of operations, revenues and departmental expenses would increase by approximately $2,443,000, with no impact to net income.

Advertising

RCHC provides all marketing and advertising relating to the Hotel. The Company pays RCHC 1% of the Hotel’s gross revenue as a marketing expense, pursuant to the Operating Agreement. Fees paid to RCHC for marketing are expensed as incurred. For the three months ended March 31, 2015 and 2014, the Hotel incurred approximately $304,000 and $270,000, respectively, in marketing fees to RCHC, which is reflected in sales and marketing expense in the accompanying consolidated statements of operations.

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

As of December 31, 2014 and March 31, 2015
And for the Three Months Ended March 31, 2015 and 2014

NOTE C - ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following at:

	March 31, 2015	December 31, 2014

Trade accounts	$8,689,756	$3,206,153
Less: Allowance for doubtful accounts	(79,182)	(82,334)

Total	$8,610,574	$3,123,819

NOTE D - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following at:

	March 31, 2015	December 31, 2014

Land	$29,270,967	$29,270,967
Land improvements	10,000,797	10,000,797
Building	94,160,383	94,160,383
Building improvements	8,029,860	8,029,860
Construction in progress	317,237	153,204
Furniture, fixtures and equipment	20,302,024	19,977,800

	162,081,268	161,593,011

Less: Accumulated depreciation	(59,507,431)	(58,120,664)

Property and equipment, net	$102,573,837	$103,472,347

Depreciation expense totaled approximately $1,387,000 and $1,336,000 for the three months ended March 31, 2015 and 2014, respectively, and is included in depreciation in the accompanying consolidated statements of operations.

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

As of December 31, 2014 and March 31, 2015
And for the Three Months Ended March 31, 2015 and 2014

NOTE E - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at:

	March 31, 2015	December 31, 2014

Trade accounts payable	$5,845,858	$5,680,758
State sales tax payable	1,166,918	992,059
Accrued compensation, bonuses and related payroll taxes	2,154,705	2,003,673
Accrued management fee due to RCHC	937,387	675,774
Accrued marketing and advertising due to RCHC	113,934	92,955
Accrued interest	11,551	—
Accrued expenses	2,509,443	1,899,312

Total	$12,739,796	$11,344,531

NOTE F - LONG-TERM DEBT

At March 31, 2015 and December 31, 2014, the Company’s long-term debt consisted of the following:

	March 31, 2014	December 31, 2014

Note A Mortgage	$160,000,000	$160,000,000
Note B Mortgage	4,548,384	4,609,299
Term Loan	2,235,604	2,956,547

Total long-term debt	166,783,988	167,565,846

Less: Current maturities of long-term debt	(2,418,415)	(3,200,273)

Total long-term debt, net of current maturities	$164,365,573	$164,365,573

Mortgage Loan Agreement

On May 10, 2006, the Company entered into a mortgage loan agreement with German American Capital Corporation (“GACC”), an unaffiliated lender, in the amount of $172,000,000. The GACC loan required interest only payments commencing on July 1, 2006 and was set to mature in June 2016. The loan was modified in 2007, in which the loan balance was increased by $26,000,000 and then split into two notes in the amount of $160,000,000 (“Note A Mortgage”) and $38,000,000 (“Note B Mortgage”), respectively. The loan was also extended to June 1, 2017, which is the current maturity date of both notes.

(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

As of December 31, 2014 and March 31, 2015
And for the Three Months Ended March 31, 2015 and 2014

NOTE F - LONG-TERM DEBT - Continued

Mortgage Loan Agreement Continued

On February 11, 2010, the Company entered into a second renewed, amended and restated Note B agreement. Pursuant to this agreement, the Company prepaid $20,000,000 of principal of the outstanding balance of Note B Mortgage. In consideration of this prepayment, the lender reduced the remaining outstanding balance of the loan from $18 million to $4 million and lowered the interest rate. In accordance with ASC 470-60 Troubled Debt Restructurings by Debtors, the transaction was accounted for as a troubled debt restructuring, and a gain was recognized as the difference between the balance of the loan before the forgiveness and the total future undiscounted cash flows, including interest and principal, remaining after the restructuring. As a result, the carrying value of Note B Mortgage as of March 31, 2015 and December 31, 2014 is approximately $4,548,000 and $4,609,000, respectively, which includes $4,000,000 of future principal payments and approximately $548,000 and $609,000, respectively, of future interest payments, of which approximately $183,000 is due in the remainder of 2015.

The Note A Mortgage and Note B Mortgage are secured by the Hotel’s property and equipment as well as the Company’s rights and interests in its leases, rents, Hotel revenue and security deposits. Both Note A Mortgage and Note B Mortgage bear interest at 6.093% per annum and require interest only payments until maturity, at which point the full principal balances are due.

Term Loan

On May 2, 2011, the Company entered into a Term Loan Agreement (the “Term Loan”) with an unaffiliated lender in the amount of $6,750,000. The proceeds of the Term Loan were distributed to an affiliate under common ownership. In July 2012, the Company paid $500,000 of principal and accrued interest on the Term Loan. The Term Loan, as amended, required the Company to make quarterly principal payments of $500,000 plus related interest payments at 15% per annum commencing April 2, 2013 through May 1, 2014 and at 17% per annum for the period beginning May 2, 2014 through the maturity date of November 2, 2014, with a final principal payment of $2,750,000 due at maturity.

In April 2013, pursuant to Term Loan transfer agreements, the Term Loan was split into three separate term loans in the principal amounts of $4,398,148 (“Term Loan A”), $925,926 and $925,926 (collectively “Term Loan B”) with the Term Loan B holders being affiliates of the Company. In April 2013, Term Loan A and Term Loan B were in default with Term Loan B accruing interest at its 15% rate plus a default interest rate of 5% per annum, for a combined interest rate of 20%. The Company paid all principal and accrued interest on Term Loan B with payments made from January through April 2014.

(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

As of December 31, 2014 and March 31, 2015
And for the Three Months Ended March 31, 2015 and 2014

NOTE F - LONG-TERM DEBT - Continued

Term Loan - Continued

As Term Loan A was in default, it was to incur interest at its stated 15% interest rate per annum plus a default interest rate of 5%, for a combined interest rate of 20%. However, in June 2014, the Company entered into a Settlement Agreement for Term Loan A that cured all defaults and retroactively revised Term Loan A’s interest rate to 6% per annum beginning August 1, 2013. The Settlement Agreement also requires principal and interest payments of $1,500,000 on June 12, 2014, $500,000 on June 30, 2014 and December 31, 2014, $750,000 on February 28, 2015 and April 30, 2015 and $1,523,684 at maturity on June 30, 2015. The Company has made all of the required 2014 principal and interest payments. As of March 31, 2015 and December 31, 2014, the principal remaining on Term Loan A was approximately $2,236,000 and $2,957,000, respectively. As of March 31, 2015 and December 31, 2014, there was $11,600 and $0 of accrued interest, which was included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

The Term Loan is guaranteed by GenMag Hard Assets, LLC, MagAFI, LLC and Gencom 2009, LLC, which are entities that ultimately own GenKB2, LLC.

Future Principal Payout Schedule

The following is a summary of principal maturities of the two Mortgage Notes Payable, Term Loan A and Term Loan B through maturity. As discussed above with regards to the troubled debt restructuring, the carrying value of Note B includes future interest payments, so the amounts below include future interest payments on Note B.

Year Ending December 31,

2015	$2,418,415
2016	243,726
2017	164,121,847

$166,783,988

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

As of December 31, 2014 and March 31, 2015
And for the Three Months Ended March 31, 2015 and 2014

NOTE G - RELATED PARTY TRANSACTIONS

Asset Management Agreement

The Company entered into an asset management agreement with an affiliate, Gencom Asset Management Company LP (“GAM”). On June 1, 2014, the asset management agreement was assigned to GHR, LLC (“GHR”), an affiliate of GAM (both GAM and GHR are referred to as “Asset Manager”). Under the terms of the agreement, the Asset Manager is entitled to a fee equal to 1.0% of gross revenues of the Hotel for providing certain services to the Company, as defined. The fee is due and payable each month. For the three months ended March 31, 2015 and December 31, 2014, the Company incurred management fees of approximately $288,000, and $260,000, respectively. These fees are included in asset management fees – related party in the accompanying consolidated statements of operations. The balance due to members and affiliates on the accompanying consolidated balance sheets represents unpaid assigned management fees to Asset Manager.

The asset management agreement also provides for the Asset Manager to perform certain accounting, bookkeeping, and other similar services for the Company. The Company incurred fees of $25,000 for these services for the three months ended March 31, 2015 and 2014, and these fees are included as a component of general and administrative in the accompanying consolidated statements of operations.

Due to members and affiliates consists of the following as of March 31, 2015 and December 31, 2014:

	2015	2014

Due to Asset Manager:
Asset management fees	$108,810	$85,666
Accounting fees	8,333	8,333
Reimbursable expenses	23,900	23,842
Due to Gencom Platform, LLC	12,852	12,852

	$153,895	$130,693

The amounts due to the Asset Manager are for asset management and accounting services described in the Asset Management Agreement. Gencom Platform, LLC (“Platform”) is a related party through common ownership, and the amounts due from Platform are for expenses incurred by Platform on behalf of the Company.

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

As of December 31, 2014 and March 31, 2015
And for the Three Months Ended March 31, 2015 and 2014

NOTE H - AGREEMENTS WITH RCHC

Operating Agreement

RCHC is responsible for managing the Hotel’s daily operations in accordance with the Operating Agreement. The Operating Agreement’s initial term is 25 years and can be extended for up to an additional 50 years pursuant to certain conditions. The Operating Agreement provides for the following fees and expenses:

1.	Management fee – calculated as 3% of the Hotel’s Gross Revenue.

2.	Group marketing service fee – calculated as 1% of the Hotel’s Gross Revenue.

3.
Incentive fee – calculated as 20% of annual Adjusted House Profit, as defined in the agreement, in excess of $13,300,000 up to $14,500,000 (“Tier I”) plus 25% of Adjusted House Profit in excess of $14,500,000 (“Tier II”). The incentive fee threshold amounts are subject to future increases based on the agreement’s terms. As of March 31, 2015 and December 31, 2014, the adjusted threshold for Tier I and Tier II was approximately $13,477,000 and $14,693,000, respectively.

For the three months ended March 31, 2015 and 2014, the Company incurred the following fees related to RCHC:

	2015	2014

Management fees	$913,429	$809,258
Group marketing service fees	304,476	269,753
Incentive fees	1,361,294	1,199,110

	$2,579,199	$2,278,121

Management and incentive fees are included in management fees-RCHC, and group marketing service fees are included in sales and marketing in the accompanying consolidated statements of operations.

Pursuant to the Operating Agreement, the Company is required to deposit into a restricted cash reserve account 4% of gross revenues to fund Routine Capital Expenditures, as defined in the Operating Agreement.

(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

As of December 31, 2014 and March 31, 2015
And for the Three Months Ended March 31, 2015 and 2014

NOTE H - AGREEMENTS WITH RCHC - Continued

Rental Program Agreement

The Company has established a rental program with each individual condominium unit owner (“Unit Owner”), whereby the Unit Owner may elect to make their unit available for rent to guests of the Hotel (the “Rental Program”). RCHC manages the Rental Program on behalf of the Company. The net rental income, as defined in the Rental Program, is divided as follows: 45% to the Company, 45% to the Unit Owner and 10% service fee to RCHC. During the three months ended March 31, 2015 and 2014, amounts paid by the Company under the Rental Program were approximately $2,309,000 and $2,151,000, respectively, and are included in property operations and maintenance expense on the accompanying consolidated statements of operations.

Under the Rental Program, the Unit Owners are required to pay monthly amounts to the Hotel that are to be used to maintain the furniture fixtures and equipment for each Unit Owner’s respective condominium unit. Amounts received by the Hotel are recorded as a liability in accounts payable and accrued expenses on the accompanying consolidated balance sheets. The total liability related to this as of March 31, 2015 and December 31, 2014 is approximately $981,000 and $784,000, respectively.

NOTE I - COMMITMENTS AND CONTINGENCIES

General

The Company is subject to claims and legal actions during the ordinary course of business. In the opinion of management, it is not reasonably possible that these matters will have a material adverse effect on the consolidated financial statements.

Leases

The Entity has non-cancelable operating leases for hotel and office equipment which expire at various dates through 2018. Rent expense totaled approximately $27,000, and $22,000 for the three months ended March 31, 2015 and 2014, respectively, and is included in property operations and maintenance in the accompanying statements of operations.

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

As of December 31, 2014 and March 31, 2015
And for the Three Months Ended March 31, 2015 and 2014

At March 31, 2015, minimum future annual rentals under operating leases are as follows:

Ending December 31,

Remainder of 2015	$156,482
2016	170,141
2017	28,952
2018	8,591

Total future minimum lease payments	$364,166

NOTE J - SUBSEQUENT EVENTS

The Company evaluated its March 31, 2015 financial statements for subsequent events through August 3, 2015, the date the financial statements were available to be issued. On May 29, 2015 the Company completed a recapitalization transaction with new members. This recapitalization resulted in additional equity being contributed into the Company and a restructuring of its current equity, including preferred equity being issued to a new member. Concurrent with this recapitalization Term Loan A was repaid.